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

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1753


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $150,000,000         ORIGINAL ISSUE DATE:      August 14, 1998


CUSIP NUMBER:           59018S N59           STATED MATURITY DATE:     September 10, 1999


INTEREST CALCULATION:                        DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE               /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE               / / 30/360
(FIXED INTEREST RATE):                       / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                    / / COMMERCIAL PAPER RATE
/ / CMT RATE                                 / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                               / / CD RATE
/ / FEDERAL FUNDS RATE                       / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                         DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                           LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                            LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months         MINIMUM INTEREST RATE:    Not Applicable


SPREAD:                 -0.080%              MAXIMUM INTEREST RATE:    Not Applicable


INITIAL INTEREST RATE:  TBD                  SPREAD MULTIPLIER:        Not Applicable


INTEREST RESET DATES:   Quarterly, commencing December 10, 1998 through the Maturity Date;
                        subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, commencing the 10th of December, March, June, September;
                        subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  August 10, 1998


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